DEFA14A 1 ddefa14a.htm SOLICITING MATERIAL PURSUANT TO 240.14A-12

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MICREL, INCORPORATED

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Filed by Micrel, Incorporated

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

The following are excerpts from the text of a website that contains information about a special meeting of the shareholders of Micrel, Incorporated (“Micrel”), which website is available at www.votemicrel.com:

HOME

This website contains important information about a May 20, 2008 special meeting of Micrel shareholders. Several proposals submitted by a new Micrel shareholder, hedge fund Obrem Capital Management, will be considered at the meeting. We seek your support in voting AGAINST Obrem’s proposals.

We believe Obrem’s attempt to throw out your highly qualified and dedicated Board of Directors and replace them with their own nominees, who have very limited industry and operating experience, is a clear attempt to take control of Micrel in order to secure a quick, opportunistic gain for themselves at the expense of other shareholders.

Micrel’s Directors bring a valuable blend of deep strategic and operational expertise to their work on the Board and are taking important, measurable steps to ensure the Company continues to outperform its peers, expand market share while continuing to reduce costs, increase profitability and deliver value to shareholders.

In comparison, Obrem, which became a Micrel shareholder only 50 days ago, has nominated a control slate with limited semiconductor industry or operating experience. The numerous inaccuracies in Obrem’s public filings and statements to-date about Micrel and the industry underscore their lack of relevant experience.

We encourage you to read the materials on this site carefully and to sign-up for our email alert so you can receive new postings promptly. You will also soon receive a definitive proxy statement with a WHITE proxy card. We ask that you use this card and vote AGAINST Obrem’s proposals and return the card promptly. We also urge you to ignore any materials you may receive from Obrem and not to send in any gold proxy cards you may receive. We look forward to your support at the Special Meeting.

Thank you,

Your Board of Directors

ABOUT US

Micrel, Incorporated is a leading global manufacturer of IC solutions for the worldwide analog, Ethernet and high bandwidth markets. The Company’s products include advanced mixed-signal, analog and power semiconductors; high performance communication, clock management, Ethernet switch and physical layer transceiver ICs. Company customers include leading manufacturers of enterprise, consumer, industrial, mobile, telecommunications, automotive, and computer products. Corporation headquarters and state-of-the-art wafer fabrication facilities are located in San Jose, California with regional sales and support offices and advanced technology design centers situated throughout the Americas, Europe and Asia. In addition, the Company maintains an extensive network of distributors and reps worldwide.

OUR BOARD

Micrel’s Directors bring a valuable blend of deep strategic and operational experience in and outside of the semiconductor industry. Micrel also has a long history of practicing shareholder-friendly corporate governance, as reflected in a high Corporate Governance Quotient score of 84.7% from Institutional Shareholder Services, a leader in proxy voting and corporate governance matters. Our Directors are elected annually, four out of five of them are independent, and no current independent director has served longer than three years. Each Director’s attendance record is strong and consistent.

RAYMOND D. ZINN is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company’s inception in 1978. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and a M.S. in Business Administration from San Jose State University.

DAVID W. CONRATH joined Micrel’s board of directors in 2005. He has been the Dean of the College of Business at San Jose State University since 2000. Prior to this, from 1994 until 1999, Dr. Conrath was Professor of Management Science/Information Systems and Dean of the Michael G. DeGroote School of Business, McMaster University, Canada. Dr. Conrath has held permanent positions at the Wharton School, University of Pennsylvania and the Faculty of Engineering at the University of Waterloo (Canada). In addition, he has worked for many years in the area of information systems, consulting with a number of governments and Fortune 500 companies. Dr. Conrath holds a Master of Arts in Economics and a doctorate in Business Administration from the University of California, Berkeley; a Master of Science in Industrial Administration from Carnegie-Mellon University and a Bachelor of Arts degree from Stanford University.

NEIL J. MIOTTO joined the Company’s Board of Directors in February 2007. Mr. Miotto is a retired assurance partner of KPMG LLP where he was employed for twenty-seven years until his retirement in September 2006. While at KPMG, Mr. Miotto served as an SEC reviewing partner (KPMG’s top technical designation). He is a member of American Institute of Certified Public Accountants and holds CPA licenses in New York, Connecticut and California. Mr. Miotto also has served as a chairman of the SEC Committee of the New York State Society of Certified Public Accountants. He holds a Bachelor of Business Administration degree from Baruch College, of The City University of New York. Mr. Miotto serves as a member of the Audit Committee and Nominating/Corporate Governance Committee of the Board of Directors.

MICHAEL J. CALLAHAN joined Micrel’s Board of Directors in 2005. Mr. Callahan is currently the Chairman of Teknovus, Inc. He also serves on the Board of Virtual Silicon Technology, Inc. Prior to these roles, he served as Chairman of the Board, President and Chief Executive Officer of WaferScale Integration, Inc. He was also the President of Monolithic Memories, Inc. During his tenure at Monolithic Memories, the Company became a subsidiary of Advanced Micro Devices, Inc., where Mr. Callahan then served in the capacity of Senior Vice President of Programmable Products. Mr. Callahan holds a B.S.E.E. from the Massachusetts Institute of Technology.

FRANK W. SCHNEIDER was, until recently, the President and CEO of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems. In January 2006, ION Systems was acquired by MKS Instruments, Inc. Mr. Schneider is currently a vice-president of MKS and General Manager of ION Systems products. Prior to these roles, Mr. Schneider was the President and CEO of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc. During the merger transition period, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business. Mr. Schneider also served as a member of the advisory Board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics. Mr. Schneider serves as Chairperson of the Company’s Compensation Committee. He holds a Bachelor of Science degree in Electrical Engineering from West Virginia University and a Master of Business Administration degree from Northwestern University.

CONTACT US

Investor Contacts:

Richard Crowley

Micrel, Incorporated

(408) 944-0800

Amy Bilbija

MacKenzie Partners, Inc.

(650) 798-5206

(800) 322-2885

Media Contacts:

Paul Kranhold/Andrew Cole

Sard Verbinnen & Co

(415) 618-8750

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FORWARD LOOKING STATEMENTS

The www.votemicrel.com website includes, refers to or incorporates by reference certain statements by Micrel that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the following topics: our ability to outperform our peers and expand market share, our ability to reduce costs and increase profitability, our beliefs that our R&D strategy will position us for superior revenue growth, our beliefs that we can streamline operations and reduce manufacturing costs and drive earnings growth through operational improvements, our beliefs regarding our manufacturing and outsourcing strategy and the benefits of our vertically-integrated operations, and our beliefs about our growth and margins and that our stock price does not reflect our growth potential. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: softness in demand for our products; customer decisions to cancel, reschedule, or delay orders for our products; the effect that lead times and channel inventories have on the demand for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets; the impact of any previous or future acquisitions; changes in demand for networking or high bandwidth communications products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare our financial statements; the global economic situation; the ability of our vendors and subcontractors to supply or manufacture our products in a timely manner; the timely and successful development and market acceptance of new products and upgrades to existing products; softness in the economy and the U.S. stock markets as a whole; fluctuations in the market price of our common stock and other market conditions; the difficulty of predicting our future cash needs; the nature of other investment opportunities available to us from time to time; our operating cash flow and other factors disclosed in our periodic reports filed with the SEC. For further discussion of these risks and uncertainties, we refer you to the documents we file with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2007. We disclaim any duty to update the forward looking information contained on the www.votemicrel.com website.

IMPORTANT INFORMATION / SOLICITATION PARTICIPANTS LEGEND

On April 11, 2008, Micrel, Incorporated filed a preliminary proxy statement with the SEC in connection with the special meeting of shareholders and prior to the special meeting will mail a definitive proxy statement to shareholders along with a WHITE proxy card. Micrel, Incorporated and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Micrel, Incorporated in connection with any meeting of shareholders that may be held. Information regarding the interests of these directors and executive officers in connection with the matters to be voted on at any meeting that may be held is included in the preliminary proxy statement filed on April 11, 2008 and will be included in the definitive proxy statement filed by Micrel, Incorporated in connection with the special meeting. Micrel, Incorporated has filed and may file other solicitation materials. In addition, Micrel, Incorporated files annual, quarterly and special reports, proxy and information statements, and other information with the SEC. These documents are available, and the definitive proxy statement, when it is filed, will be available free of charge at the SEC’s web site at www.sec.gov or from Micrel, Incorporated at www.micrel.com. In addition, information about the proxy solicitation or additional information about the special meeting of shareholders may be obtained by calling MacKenzie Partners, Inc. toll free at 1-800-322-2885 or e-mailing micrelproxy@mackenziepartners.com. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AS IT CONTAINS IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.